Exhibit 99.1

CONTACT:	Bob Leahy	Anne Marie Clark
	VP Finance & Operations	Director Corporate Relations
	Brooktrout, Inc.	Brooktrout, Inc.
	(781) 433-9426	(781) 433-9552

Brooktrout Announces
First Quarter 2004 Results

NEEDHAM, Mass., April 21, 2004 – Brooktrout, Inc. (NASDAQ: BRKT), a leading provider of innovative hardware and software platforms that enable applications for the New Network™, today reported that revenue for the first quarter of 2004 was $18,693,000 compared to $15,534,000 for the first quarter of 2003, an increase of approximately 20 percent.  The company’s net income in the first quarter of 2004 was $182,000, or $0.01 per share, compared to a net loss of $1,663,000, or $(0.14) per share, for the same period in 2003.

“In the first quarter, we announced a number of expansions to our product portfolio in key strategic growth areas, including our software-only offerings,” said Eric Giler, president of Brooktrout.  “Our acquisition of SnowShore Networks and our collaboration with AudioCodes enable us to provide our customers with enabling technologies for next-generation Voice over IP networks.  In addition, our collaboration with Microsoft to expand the enterprise speech market will enable faster and easier implementation of Microsoft Speech Server 2004-based applications for integrators and developers.  We have come through a prolonged downturn in the communications industry with greater operational and financial strength than many of our peers.  We will continue to invest in our underlying technologies, our internal systems and controls, and our customer service and support.  These investments, along with our new product offerings and the anticipated growth in our existing business, fuel our optimism about our long-term growth.”

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Business Outlook

Giler continued with the following outlook for the second quarter of 2004, “We believe that second quarter revenue, including SnowShore, will be approximately $18.7 million to $19.5 million. Given our revenue guidance range, we would anticipate gross margins to be similar to those realized in the last several quarters.  However, gross margins can fluctuate as a result of shifts in product mix, changes in product sales volume and pricing, as well as variability in component costs. We are currently expecting to take a one-time, non-cash write-off of approximately $2.3 million to $2.8 million for in-process R&D in the second quarter of 2004 related to our acquisition of SnowShore Networks.  We anticipate that total operating expenses for the second quarter, including the in-process R&D charge, will be between $15.5 million and $16.3 million, resulting in an expected net loss for the second quarter of between $2.5 million and $3.0 million.”

Conference Call Details

As previously announced, Brooktrout’s management will host a conference call at 5:00 p.m. ET today, April 21, 2004, to discuss these quarterly results, along with business highlights and outlook.  The conference call will be simultaneously broadcast live over the Internet.  Anyone interested in listening to this teleconference can do so by logging onto the Brooktrout, Inc. website at http://www.brooktrout.com/investor.

For those who cannot access the live broadcast, a replay will be available on the overview page of the web site for five business days following the presentation and will be archived in the Multimedia section thereafter.  Following the live broadcast, a telephone replay will also be available at 1-973-341-3080, passcode #4673493 until midnight ET on Thursday, April 22, 2004.

Note to Investors

Statements in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements that our collaboration with Microsoft to expand the enterprise speech market will enable faster and easier implementation of Microsoft Speech Server 2004-based applications for integrators and developers; statements that we will

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continue to invest in our underlying technologies, our internal systems and controls, and our customer service and support; and statements regarding our revenue, gross margin, operating expenses, one-time in-process R&D charge, and net loss guidance for the second quarter of 2004.  Readers should not place undue reliance on forward-looking statements because they involve known and unknown risks and uncertainties, which may cause our actual results, performance, and achievements to differ materially from what are expressed or implied by such forward-looking statements.  In particular, there is a risk that our investments in our underlying technologies, internal systems and controls, and customer service and support, along with our new product offerings and the anticipated growth in our existing business, will not contribute to our long-term growth.  Other risks and uncertainties include, among other things, the current telecommunications market slow down and its impact on our customers’ business and financial strength, the uncertainties relating to global events, the ability to keep pace with the evolution of the telecommunications hardware and software market, the impact of competition, and the impact of changes to regulations affecting the telecommunications and Internet industries. Additional information concerning these and other risk factors is contained in the “Factors That May Affect Future Results” section of Brooktrout, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission on March 9, 2004. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

About Brooktrout

Brooktrout, Inc., headquartered in Needham, MA, delivers communications hardware and software products that enable applications for the New Network™ – a Network born through the marriage of the telephone and data networks.  Brooktrout, Inc.’s mission is to collaborate with its partners so they can bring innovative solutions to market quickly, increase business and expand into new markets.  Brooktrout believes that a solid focus on customers, significant first-to-market products and key acquisitions are making it a partner of choice for today’s hottest communications service and enterprise application providers. Brooktrout is traded publicly on NASDAQ under the symbol BRKT.  For more information, visit http://www.brooktrout.com/investor.

Brooktrout and the New Network are trademarks or registered trademarks of Brooktrout, Inc.

All other trademarks are the property of their respective owners.

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BROOKTROUT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Quarter Ended March 31,
	2004	2003

Revenue	$18,693	$15,534

Costs and expenses:
Cost of product sold	5,968	6,330
Research and development	4,485	4,586
Selling, general and administrative	8,118	7,269
Total costs and expenses	18,571	18,185

Operating income (loss)	122	(2,651)

Other income (expense), net:
Interest income, net and other	182	200
Total other income (expense), net	182	200

Income (loss) before income taxes	304	(2,451)

Income tax provision (benefit)	122	(788)

Net income (loss)	$182	$(1,663)

Net income (loss) per common share:
Basic and diluted	$0.01	$(0.14)

Weighted average shares outstanding:
Basic	12,854	12,282
Diluted	14,305	12,282

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BROOKTROUT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	March 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash, cash equivalents, and marketable debt securities	$58,447	$55,950
Accounts receivable (less allowance for doubtful accounts and sales returns of $897 in 2004 and $843 in 2003)	9,874	10,232
Inventory	5,041	4,465
Deferred taxes and other current assets	5,824	6,617
Total current assets	79,186	77,264

Equipment and furniture, less accumulated depreciation and amortization	2,266	2,245
Intangible assets, less accumulated amortization	5,606	5,909
Deferred taxes and other non current assets	11,590	11,161

Total assets	$98,648	$96,579

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities and deferred rent	$14,135	$14,925

Stockholders’ equity	84,513	81,654

Total liabilities and stockholders’ equity	$98,648	$96,579

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